Exhibit 99.1

BioPharmX Reports Second Quarter 2018 Financial Results

Company reports continued progress in clinical programs

MENLO PARK, Calif., Sept. 13, 2017 /PRNewswire/ -- BioPharmX Corporation (NYSE MKT: BPMX), a specialty pharmaceutical company focusing on dermatology, today announced its financial results for the second quarter ended July 31, 2017 and discussed the progress of its clinical research.

"Momentum that began during our first quarter continues," said BioPharmX President Anja Krammer. "We have requested a meeting with the Food and Drug Administration (FDA) to discuss phase 3 requirements for BPX-01, our investigational topical drug for acne. Meanwhile, we have also made good progress for a second indication of BPX-01 in rosacea, showing tolerability and efficacy in our ongoing feasibility study."

During the past month, BioPharmX has:

  Continued to refine plans for its phase 3 clinical trials of BPX-01 for acne.
  Requested a meeting with FDA to discuss BPX-01 phase 3 requirements.
  Announced preliminary data on rosacea open-label study, demonstrating that BPX-01 for rosacea was well tolerated, and that efficacy endpoint data suggest a potential positive effect on rosacea lesions.

BioPharmX will hold a business update call in the near future, during which the company's management team will brief investors on ongoing progress.

Second Quarter Financial Results
Total operating expenses for the second quarter of 2018 were $4.3 million, compared with total operating expenses of $5.0 million in the prior fiscal year's second quarter. The decrease resulted primarily from lower spending for the company's acne drug clinical trials, as well as lower spending on advertising and promotions related to the company's Violet product.

Net loss for the second quarter of 2018 was $3.7 million, or $0.05 per share, compared with a net loss of $5.0 million, or $0.18 per share, during the prior fiscal year's second quarter.

Excluding stock-based compensation expense, the impact of changes in the fair value of the warrant liability and amortization of purchased intangible assets, non-GAAP net loss for the second quarter of 2018 was $3.7 million, or $0.05 per share. During the second quarter of the prior year, the comparable non-GAAP net loss was $4.6 million, or $0.16 per share.

Cash and cash equivalents as of July 31, 2017 were $4.5 million.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE MKT: BPMX) is a Silicon Valley-based specialty pharmaceutical company, which seeks to provide products through proprietary platform technologies for prescription, over-the-counter (OTC), and supplement applications in the health and wellness markets, including dermatology and women's health. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its reported GAAP financial information with non-GAAP measures, non-GAAP net loss available to common shareholders, and non-GAAP net loss available to common shareholders per share, that do not include stock-based compensation, the impact of changes in the fair value of the warrant liability, and the amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expenses represent non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of the warrant liability results from the periodic revaluing of the warrant liability. Although these are recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Amortization of purchased intangible assets results from the purchase of a license related to molecular iodine technology. This amount is excluded from non-GAAP net loss available to common shareholders and non-GAAP net loss available to common shareholders per share because it is not reflective of ongoing operating results in the period incurred.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to, statements regarding the company's progress toward becoming a leading dermatology specialty pharmaceutical company, the effectiveness of BPX01 and the successful advancement of the company's product candidates and research and development pipeline. These forward-looking statements may be identified by words such as "plan," "expect," "anticipate," "believe" or similar expressions that are intended to identify such forward-looking statements.

These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in the company's filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the period ended Jan. 31, 2017 and our quarterly report on Form 10-Q for the period ended April 30, 2017. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof, and the company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

BioPharmX is a registered trademark of BioPharmX, Inc.

--TABLES TO FOLLOW--

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2017	2016	2017	2016

Revenues, net	$ 17	$ 19	$ 36	$ 52
Cost of goods sold	9	17	20	37
Gross margin	8	2	16	15

Operating Expenses
Research and development	2,413	2,973	5,354	5,146
Sales and marketing	586	895	1,383	2,002
General and administrative	1,280	1,169	2,583	2,362
Total operating expenses	4,279	5,037	9,320	9,510

Loss from operations	(4,271)	(5,035)	(9,304)	(9,495)
Change in fair value of warrant liability	525	-	161	-
Other income	5	1	6	2
Loss before income taxes	(3,741)	(5,034)	(9,137)	(9,493)
Provision for income taxes	-	-	1	2
Net and comprehensive loss	$ (3,741)	$ (5,034)	$ (9,138)	$ (9,495)

Net loss per share
Basic and diluted	($0.05)	($0.18)	($0.13)	($0.35)
Shares used in computing net loss per share
Basic and diluted	74,357	28,674	71,069	27,459

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	July 31,	January 31,
	2017	2017
Assets
Current assets:
Cash and cash equivalents	$ 4,465	$ 6,501
Accounts receivable	2	4
Inventories	20	38
Prepaid expenses and other current assets	469	284
Total current assets	4,956	6,827

Property and equipment, net	124	120
Other assets	154	154
Total assets	$ 5,234	$ 7,101

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$ 2,370	$ 2,551
Accrued expenses and other current liabilities	1,473	1,176
Total current liabilities	3,843	3,727

Warrant liability	242	403
Total liabilities	4,085	4,130

Stockholders' equity	1,149	2,971

Total liabilities and stockholders' equity	$ 5,234	$ 7,101

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		July 31,		July 31,
		2017	2016	2017	2016

GAAP net loss		$ (3,741)	$ (5,034)	$ (9,138)	$ (9,495)

Change in fair value of warrant liability		(525)	-	(161)	-
Amortization of purchased intangible assets		-	8	-	15
Stock-based compensation expense:
-	Research and development	158	129	266	205
-	Sales and marketing	109	98	191	182
-	General and administrative	299	197	494	310
	Total stock-based compensation expense	566	424	951	697
Total reconciling items		41	432	790	712
Non-GAAP net loss		$ (3,700)	$ (4,602)	$ (8,348)	$ (8,783)

GAAP net loss		$ (0.05)	$ (0.18)	$ (0.13)	$ (0.35)
Reconciling items
-	Change in fair value of warrant liability	(0.01)	-	-	-
-	Amortization of purchased intangible assets	-	-	-	-
-	Stock-based compensation expense	0.01	0.02	0.01	0.03

Non-GAAP net loss per share: basic and diluted		$ (0.05)	$ (0.16)	$ (0.12)	$ (0.32)

Shares used in computing non-GAAP net loss per share
Basic and diluted		74,357	28,674	71,069	27,459

CONTACT: Nina Brauer, nbrauer@biopharmx.com (650) 889-5030, Investor Relations, investors@biopharmx.com